Exhibit 99.1

NEWS ANNOUNCEMENT –

Webcast/Conference Call TODAY, Monday, May 4 at 5:00 p.m. ET

WEBCAST LINK: www.carmikeinvestors.com (archived for 30 days)

CALL DIAL-IN: 800/761-0069 or 212/231-2925 (international callers)

CALL REPLAY: 800/633-8284 or 402/977-9140, passcode: 21767103 (through May 11)

CARMIKE CINEMAS’ 2015 FIRST QUARTER OPERATING

REVENUE RISES 16% TO A RECORD $184.3 MILLION

Operating Revenue Growth Drives Q1 Operating Income of

$12.0 Million and Adjusted EBITDA of $29.8 Million

COLUMBUS, Georgia – May 4, 2015 — Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading entertainment, digital cinema and 3-D motion picture exhibitor, today reported results for the three-month period ended March 31, 2015, as summarized below.

SUMMARY FINANCIAL DATA

(unaudited)

	Three Months Ended March 31
(in millions)	2015	2014
Total operating revenues	$184.3	$158.9
Operating income	12.0	8.1
Interest expense	12.7	13.1
Theatre level cash flow (1)	35.5	27.6
Net income (loss)	0.4	(3.2)
Adjusted net income (loss) (1)	3.1	(2.2)
Adjusted EBITDA (1)	29.8	21.6

(in millions)	Mar. 31, 2015	Dec. 31, 2014
Total debt(1)	$447.7	$449.6
Net debt(1)	$354.8	$352.0

(1)	Theatre level cash flow, adjusted net income (loss), adjusted EBITDA, total debt and net debt are supplemental non-GAAP financial measures. Reconciliations of theatre level cash flow and adjusted EBITDA to net income (loss) and adjusted net income (loss) to net income (loss) for the three months ended March 31, 2015 and 2014, as well as a schedule of total debt and net debt as of March 31, 2015 and December 31, 2014, are included in the supplementary tables accompanying this news announcement.

“The success of Carmike’s recent growth and operating initiatives continue to yield positive operating results for our circuit. We achieved records across a number of key financial metrics which reflect continued progress against our strategies to identify and complete value-building theatre acquisitions and the ongoing success of our theatre-level initiatives, combined with a healthy U.S. box office environment. On a per screen basis, our first quarter admissions revenues grew approximately 5% which outperformed the overall industry growth by approximately 180 basis points. While average ticket prices remained flat versus the comparable 2014 period, first quarter attendance growth of nearly 14% generated a 16% rise in operating revenues, resulting in adjusted EBITDA and theatre level cash flow growth of nearly 38% and 28%, respectively,” stated David Passman, Carmike Cinemas’ President and Chief Executive Officer.

“Our first quarter box office successes have carried over to the concession stand. Carmike’s 19% increase in total concessions and other revenues and greater than 4% rise in concessions and other spending per patron highlight the benefits of our focus on delivering a diverse range of food and beverage offerings at attractive price points as well as first class in-theatre dining services. In the 2015 first quarter, we further extended our food and beverage platform by generating record-level concessions and other spending per patron of $4.72, marking 21 consecutive reporting periods of year-over-year concessions and other per patron spending growth while maintaining attractive gross margins.

“Consistent with our food and beverage initiatives and strategies to expand in-theatre dining offerings, during the first quarter we opened our first two full-complex casual dining locations in Bloomington, IL and Richmond, VA, and we plan to open a third location in Athens, GA later this quarter. Our new dine-in locations are receiving positive responses from the local communities and meeting our performance expectations. We remain confident that these investments will benefit mid- and long-term operating results. We are actively evaluating other markets where we believe this concept can deliver attractive returns. In addition to our new dine-in locations, we also opened two additional theatres in Florida during the period.

“In summary, Carmike is executing well against its theatre-level initiatives and is well positioned to participate in additional industry consolidation opportunities, which we believe support our goal of enhancing long-term shareholder value. We are actively executing strategies to identify acquisition and organic growth prospects that expand our theatre circuit and leverage our scale across attractive, complementary markets while strengthening our platform for sustainable growth. With a strong balance sheet including over $90 million in cash, an untapped credit facility and outstanding debt levels that remain well within our target leverage range, we have the financial flexibility and capacity to fund our expansion plans. The year is off to a great start, and we remain optimistic that the favorable operating environment will continue as the year unfolds,” concluded Mr. Passman.

THEATRE PERFORMANCE STATISTICS

(unaudited)

	Three Months Ended March 31,
	2015	2014
Average theatres	273	252
Average screens	2,893	2,660
Average attendance per screen(1)	5,343	5,104
Average admissions per patron(1)	$7.20	$7.19
Average concessions/other sales per patron(1)	$4.72	$4.52
Total attendance (in thousands)(1)	15,457	13,578
Total operating revenues (in thousands)	$184,334	$158,924

(1)	Includes activity from theatres designated as discontinued operations and reported as such in the consolidated statements of operations.

Carmike Cinemas’ Chief Financial Officer Richard B. Hare stated, “Carmike achieved solid top-line growth in Q1 2015, with admissions revenue and concessions and other revenue increasing over the prior year period by 14.1% and 18.9%, respectively. Q1 2015 average admissions per patron was in-line with the prior year at $7.20 while on average guests spent a record-level $11.92 per visit in the quarter, representing a 1.8% increase in combined per patron spending compared to the prior year.

“Carmike’s Q1 2015 film exhibition costs as a percentage of admissions revenues were 55.4%, versus 54.2% in Q1 2014, reflecting a higher concentration of strong performing titles. Concession costs as a percentage of concessions and other revenue decreased by 60 basis points to 11.0%, as a result of lower commodity prices and volume-based vendor rebates.

“As expected, our three theatre-level expense categories increased during the first quarter of 2015, primarily reflecting Carmike’s expanded circuit due to recent acquisitions and new theatre openings. Salaries and benefits rose $2.2 million to $23.7 million, theatre occupancy costs increased $3.1 million to $23.4 million, and other theatre operating costs were $32.0 million, compared to $29.4 million in the first quarter of 2014. General and administrative expenses were $10.0 million for Q1 2015, including $2.7 million of non-cash share-based compensation expense and $1.7 million of M&A related costs. Quarterly interest expense declined $0.4 million to $12.7 million in Q1 2015, due primarily to the maturing of certain legacy capital leases and long-term financing obligations.

“Adjusted EBITDA increased 38.1% to $29.8 million and theatre level cash flow rose 28.3% to $35.5 million due to a combination of Carmike’s strong top-line growth, higher attendance levels, results-focused operating disciplines, and expanded scale. Reflecting cash of $92.9 million at March 31, 2015, we ended the quarter with $354.8 million of net debt, compared with $352.0 million at December 31, 2014. Our capital allocation strategy continues to focus on deploying cash to expand our theatre circuit through accretive acquisitions and new locations through build-to-suit arrangements,” concluded Mr. Hare.

Supplemental Financial Measures

Theatre level cash flow, EBITDA, adjusted EBITDA, adjusted net income (loss), total debt and net debt are supplemental non-GAAP financial measures used by Carmike to evaluate its operating performance. Carmike defines theatre level cash flow as adjusted EBITDA, as defined below, plus general and administrative expenses. Carmike believes that theatre level cash flow is an important supplemental measure of operating performance for a motion picture exhibitor’s operations because it provides a measure of the core operations, rather than factoring in items such as general and administrative expenses and depreciation and amortization, among others. In addition, Carmike believes that theatre level cash flow, as defined, is a widely accepted measure of comparative operating performance in the motion picture exhibition industry. Adjusted net income (loss) is defined as net income (loss) plus impairment of long-lived assets, merger and acquisition-related expenses, share-based compensation expense and gain on sale of property and equipment, net of tax. Carmike believes adjusted net income (loss) is an important supplemental measure of operating performance for a motion picture exhibitor because it provides a measure of core operations. Total debt is defined as the sum of current maturities of capital leases and long-term financing obligations, long-term debt and capital leases and long-term financing obligations (less current maturities). Net debt is defined as total debt less cash and cash equivalents. EBITDA is defined as net income (loss) plus income tax expense (benefit), interest expense and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus income (loss) from unconsolidated affiliates, loss from discontinued operations, merger and acquisition-related expenses, share-based compensation expense, gain on sale of property and equipment, and impairment of long-lived assets. Carmike believes that EBITDA and adjusted EBITDA are important supplemental measures of operating performance for a motion picture exhibitor’s operations because they provide measures of core operations.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. Carmike has 272 theatres with 2,894 screens in 41 states. The circuit includes 46 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 28 “BigDs,” 16 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities. Visit www.carmike.com for exact show-times and to purchase tickets.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding results from our operating strategies, box office performance, food and beverage strategies, circuit expansion and additional acquisition opportunities. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Norberto Aja or Jennifer Neuman	Richard B. Hare
JCIR	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

CARMIKE CINEMAS, INC. and SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31
	2015	2014
	(Unaudited)	(Unaudited)
Revenues:
Admissions	$111,356	$97,572
Concessions and other	72,978	61,352

Total operating revenues	184,334	158,924

Operating costs and expenses:
Film exhibition costs	61,683	52,889
Concession costs	8,022	7,119
Salaries and benefits	23,713	21,534
Theatre occupancy costs	23,434	20,361
Other theatre operating costs	32,029	29,382
General and administrative expenses	10,027	7,498
Depreciation and amortization	13,087	11,771
Gain on sale of property and equipment	(1,031)	(67)
Impairment of long-lived assets	1,390	358

Total operating costs and expenses	172,354	150,845

Operating income	11,980	8,079
Interest expense	12,669	13,116

Loss before income tax and income (loss) from unconsolidated affiliates	(689)	(5,037)
Income tax expense (benefit)	268	(2,010)
Income (loss) from unconsolidated affiliates	1,348	(85)

Income (loss) from continuing operations	391	(3,112)
Loss from discontinued operations	—	(52)

Net income (loss)	$391	$(3,164)

Weighted average shares outstanding:
Basic	24,483	22,821
Diluted	24,949	22,821

Net income (loss) per common share (Basic and Diluted):
Income (loss) from continuing operations	$0.02	$(0.14)

Net income (loss) per common share	$0.02	$(0.14)

CARMIKE CINEMAS, INC. and SUBSIDIARIES

SUPPLEMENTARY NON-GAAP RECONCILIATIONS

THEATRE LEVEL CASH FLOW AND ADJUSTED EBITDA (Unaudited)

($ in thousands)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Net income (loss)	$391	$(3,164)
Income tax expense (benefit)	268	(2,010)
Interest expense	12,669	13,116
Depreciation and amortization	13,087	11,771

EBITDA	26,415	19,713
(Income) loss from unconsolidated affiliates	(1,348)	85
Loss from discontinued operations	—	52
Gain on sale of property and equipment	(1,031)	(67)
Impairment of long-lived assets	1,390	358
Merger and acquisition-related expenses	1,654	614
Share-based compensation expense	2,681	797

Adjusted EBITDA	$29,761	$21,552

General and administrative expenses	5,692	6,087

Theatre level cash flow	$35,453	$27,639

TOTAL DEBT AND NET DEBT (Unaudited)

($ in thousands)

	Mar. 31, 2015	Dec. 31, 2014
Current maturities of capital leases and long-term financing obligations	$9,989	$9,667
Long-term debt	209,708	209,690
Capital leases and long-term financing obligations, less current maturities	227,995	230,203

Total debt	$447,692	$449,560
Less cash and cash equivalents	(92,865)	(97,537)

Net debt	$354,827	$352,023

ADJUSTED NET INCOME (LOSS) (Unaudited)

($ in thousands)

	Three Months Ended March 31,
	2015	2014
	(Unaudited)	(Unaudited)
Net income (loss)	$391	$(3,164)
Impairment of long-lived assets	1,390	358
Gain on sale of property and equipment	(1,031)	(67)
Merger and acquisition-related expenses	1,654	614
Share-based compensation expense	2,681	797
Tax effect of adjustments to net income (loss)	(1,971)	(732)

Adjusted net income (loss)(1)	$3,114	$(2,194)

Weighted average shares outstanding (basic)	24,483	22,821
Weighted average shares outstanding (diluted)	24,949	22,821
Adjusted net income (loss) per share (basic)	$0.13	$(0.10)
Adjusted net income (loss) per share (diluted)	$0.12	$(0.10)

(1)	Adjustments to net income (loss) for the three months ended March 31, 2015 and 2014 are shown net of tax effect of 42.0% and 43.0%, respectively, which represents the estimated combined federal and state tax rates for each period.

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